UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33307	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1510 Cotner Avenue,
Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(310) 478-7808

(Registrant’s Telephone Number, Including Area Code)

(Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jeffrey Linden, the former Executive Vice President and General Counsel of RadNet, Inc. (the “Company”), passed away on October 16, 2018. At the time of his death, Mr. Linden participated in several compensation arrangements with the Company, including: (1) an employment agreement, (2) participation in the management retention/bonus program, (3) participation in the RadNet Nonqualified Deferred Compensation Plan, and (4) receipt of equity compensation awards issued under the RadNet 2006 Equity Incentive Plan.

On February 21, 2019, the Company entered into an agreement with Mr. Linden’s heirs to address all compensatory rights and entitlements that Mr. Linden had with the Company. Under the terms of this agreement, the Company will pay to Mr. Linden’s heirs $600,000 in cash, less applicable tax withholdings, in exchange for: (a) settlement of any claims or amounts owed to Mr. Linden under his employment agreement or otherwise, including any annual bonus, and (b) the cancellation of all outstanding stock options awarded to Mr. Linden under the 2006 Equity Incentive Plan. Mr. Linden’s heirs also received 67,786 shares of the Company’s common stock as settlement of restricted stock units that Mr. Linden had deferred under the Nonqualified Deferred Compensation Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2019	RadNet, Inc.

	By:	/s/ Mark D. Stolper
	Name:	Mark D. Stolper
	Title:	Chief Financial Officer

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